Exhibit 99.1

Genpact Reports Results for the First Quarter of 2012

First Quarter Revenues of $435.5 million, Up 32%

Adjusted Income from Operations of $70.8 million, Up 38%

NEW YORK, May 1, 2012 — Genpact Limited (NYSE: G), a global leader in business process and technology management, today announced financial results for the first quarter ended March 31, 2012.

Key Financial Results – First Quarter 2012

•

Revenues were $435.5 million, up 31.7% from $330.6 million in the first quarter of 2011. Revenues from Global Clients were up 46.6%, and business process management revenues from Global Clients were up 20.2%.

•

Net income attributable to Genpact Limited shareholders was $38.5 million, up 6.7% from $36.1 million in the first quarter of 2011; net income margin for the first quarter of 2012 was 8.9%, compared to 10.9% in the first quarter of 2011.

•	Diluted earnings per common share were $0.17, up 5.8% from $0.16 per share in the first quarter of 2011.

•	Adjusted income from operations was $70.8 million, up 38.1% from $51.2 million in the first quarter of 2011.

•	Adjusted income from operations margin was 16.3%, up from 15.5% in the first quarter of 2011.

•	Adjusted diluted earnings per share were $0.21, up 13.4% from $0.18 in the first quarter of 2011.

N.V. “Tiger” Tyagarajan, Genpact's president and CEO said, “Genpact had a great first quarter, with more than 30% growth in both revenues and adjusted operating income. The market environment overall is stable, with increasing interest in long-term, transformative business process management engagements. We are seeing continued strong demand for our Smart Decision Services offerings and accelerating demand for our IT services. Our pipeline remains healthy reflecting both the investments we have been making in the front end and the slow recovery in the global markets.”

Revenues from Global Clients grew 46.6% over the first quarter of 2011. Business process management revenues from Global Clients grew by 20.2% and were led by 61.4% growth in Smart Decision Services, which is comprised of Genpact’s reengineering, analytics, business consulting and enterprise risk consulting businesses.

Revenues from Global Clients represented approximately 73.4% of Genpact's total revenues, with the remaining 26.6% of revenues, or $115.9 million, coming from GE. GE revenues increased 3.0% from the first quarter of 2011, adjusted for dispositions by GE.

As of March 31, 2012, 57 client relationships each contributed revenues of $5 million or more in the preceding twelve months, up from 45 such relationships as of March 31, 2011. As of March 31, 2012, 10 client relationships each contributed revenues of $25 million or more in the preceding twelve months, up from 5 such client relationships as of March 31, 2011.

Approximately 75.8% of Genpact's revenues for the quarter came from business process management services, compared to 87.2% for the first quarter of 2011. Revenues from IT services were approximately 24.2% of total revenues for the first quarter of 2012, up from 12.8% for the first quarter of 2011.

Genpact generated $4.9 million of cash from operations in the first quarter of 2012, compared to $21.1 million in the first quarter of 2011. The year-over-year decline reflects increased working capital requirements and cash tax payments in the first quarter of 2012. Genpact had approximately $412 million in cash and cash equivalents and short term deposits as of March 31, 2012.

As of March 31, 2012, Genpact had approximately 56,500 employees worldwide, up from approximately 45,500 as of March 31, 2011. Genpact's employee attrition rate for the quarter was 23%, measured from day one of employment, down from 29% for the same period in 2011. Annualized revenue per employee for the three months ended March 31, 2012 was $32,200, up from $30,700 for the three months ended March 31, 2011.

2012 Outlook

Tyagarajan continued, “We continue to expect Genpact full year revenues of $1.84 – $1.88 billion, before the addition of at least $24 million from the Accounting Plaza acquisition. As a result, our current outlook for the year is revenues of $1.86 – $1.90 billion, and adjusted operating income margin of 16% – 16.5%.

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 8:00 a.m. ET on May 2, 2012 to discuss the company’s performance for the first quarter of fiscal 2012. To participate, callers can dial 1 866-362-4820 from within the U.S. or 1-617-597-5345 from any other country. Thereafter, callers will be prompted to enter the participant code, 88451561. For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on Genpact’s website.

About Genpact

Genpact Limited (NYSE: G), a global leader in business process and technology management services, leverages the power of smarter processes, smarter analytics and smarter technology to help its clients drive intelligence across the enterprise. Genpact’s Smart Enterprise Processes (SEPSM) framework, its unique science of process combined with deep domain expertise in multiple industry verticals, leads to superior business outcomes. Genpact’s Smart Decision Services deliver valuable business insights to its clients through targeted analytics, reengineering expertise, and advanced risk management. Making technology more intelligent by embedding it with process and data insights, Genpact also offers a wide range of technology services. Driven by a passion for process innovation and operational excellence built on its Lean and Six Sigma DNA and the legacy of serving GE for more than 15 years, the company’s 56,000+ professionals around the globe deliver services to its more than 600 clients from a network of 64 delivery centers across 17 countries supporting more than 30 languages. For more information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Shishir Verma
+1 (646) 624 5912
shishir.verma@genpact.com

Media	Gail Marold
+1 (919) 345 3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2011	As of March 31, 2012
Assets
Current assets
Cash and cash equivalents	$408,020	$405,897
Accounts receivable, net	258,498	445,884
Accounts receivable from related party, net	143,921	175
Short term deposits	—	5,889
Short term deposits with related party	—	137
Deferred tax assets	46,949	40,938
Due from related party	10	—
Prepaid expenses and other current assets	127,721	146,563

Total current assets	$985,119	$1,045,483
Property, plant and equipment, net	180,504	188,545
Deferred tax assets	91,880	77,745
Investment in equity affiliates	220	413
Customer-related intangible assets, net	85,987	81,727
Marketing-related intangible assets, net	24,240	23,575
Other intangible assets, net	3,061	3,011
Goodwill	925,339	940,964
Other assets	107,037	114,780

Total assets	$2,403,387	$2,476,243

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2011	As of March 31, 2012
Liabilities and equity
Current liabilities
Short-term borrowings	$252,000	$251,000
Current portion of long-term debt	29,012	29,093
Current portion of capital lease obligations	1,005	1,656
Current portion of capital lease obligations payable to related party	762	—
Accounts payable	20,951	19,075
Income taxes payable	20,118	24,475
Deferred tax liabilities	35	35
Due to related party	464	—
Accrued expenses and other current liabilities	337,481	284,913

Total current liabilities	$661,828	$610,247
Long-term debt, less current portion	73,930	74,127
Capital lease obligations, less current portion	846	1,820
Capital lease obligations payable to related party, less current portion	855	—
Deferred tax liabilities	1,905	1,468
Due to related party	9,154	—
Other liabilities	219,186	216,977

Total liabilities	$967,704	$904,639

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 222,347,968 and 222,691,633 issued and outstanding as of December 31, 2011 and March 31, 2012, respectively	2,222	2,226
Additional paid-in capital	1,146,203	1,155,396
Retained earnings	605,386	643,926
Accumulated other comprehensive income (loss)	(320,753)	(233,070)

Genpact Limited shareholders’ equity	1,433,058	1,568,478
Noncontrolling interest	2,625	3,126

Total equity	1,435,683	1,571,604
Commitments and contingencies

Total liabilities and equity	$2,403,387	$2,476,243

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended March 31,
	2011	2012
Net revenues
Net revenues from services—related party	$112,961	$155
Net revenues from services—others	217,592	435,324

Total net revenues	330,553	435,479

Cost of revenue
Services	214,487	265,465

Total cost of revenue	214,487	265,465

Gross profit	$116,066	$170,014
Operating expenses:
Selling, general and administrative expenses	67,441	105,005
Amortization of acquired intangible assets	3,077	5,290
Other operating (income) expense, net	(956)	(712)

Income from operations	$46,504	$60,431
Foreign exchange (gains) losses, net	(1,567)	3,671
Other income (expense), net	3,097	(124)

Income before Equity-method investment activity, net and income tax expense	$51,168	$56,636
Equity-method investment activity, net	133	13

Income before income tax expense	$51,035	$56,623
Income tax expense	13,122	16,367

Net Income	$37,913	$40,256
Net income attributable to noncontrolling interest	1,794	1,716

Net income attributable to Genpact Limited shareholders	$36,119	$38,540
Net income available to Genpact Limited common shareholders	36,119	38,540
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.16	$0.17
Diluted	$0.16	$0.17

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	221,008,760	222,810,236
Diluted	225,543,290	227,472,915

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2011	2012
Operating activities
Net income attributable to Genpact Limited shareholders	$36,119	$38,540
Net income attributable to noncontrolling interest	1,794	1,716

Net income	$37,913	$40,256

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	14,003	14,154
Amortization of debt issue costs	58	666
Amortization of acquired intangible assets	3,119	5,310
Reserve for doubtful receivables	871	456
Reserve for mortgage loans	—	20
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(1,020)	1,167
Equity-method investment activity, net	133	13
Stock-based compensation expense	3,065	7,263
Deferred income taxes	(249)	(2,676)
Others, net	(48)	(11)
Change in operating assets and liabilities:
Increase in accounts receivable	(673)	(41,794)
Increase in other assets	(14,644)	(17,524)
Decrease in accounts payable	(1,340)	(1,982)
Decrease in accrued expenses and other current liabilities	(28,224)	(36,501)
Increase in income taxes payable	8,459	3,592
(Decrease) Increase in other liabilities	(327)	32,501

Net cash provided by operating activities	$21,096	$4,910

Investing activities
Purchase of property, plant and equipment	(6,187)	(21,916)
Proceeds from sale of property, plant and equipment	219	174
Investment in affiliates	—	(205)
Purchase of short term investments	(129,473)	—
Proceeds from sale of short term investments	76,973	—
Short term deposits placed	—	(26,303)
Redemption of short term deposits	—	20,277
Payment for business acquisitions, net of cash acquired	(1,564)	—

Net cash used for investing activities	$(60,032)	$(27,973)

Financing activities
Repayment of capital lease obligations	(681)	(610)
Repayment of long-term debt	(12,500)	—
Short-term borrowings, net	—	(1,000)
Proceeds from issuance of common shares under stock based compensation plans	779	2,347
Distribution to noncontrolling interest	(1,497)	(1,252)

Net cash used for financing activities	$(13,899)	$(515)

Effect of exchange rate changes	567	21,455
Net decrease in cash and cash equivalents	(52,835)	(23,578)
Cash and cash equivalents at the beginning of the period	404,034	408,020

Cash and cash equivalents at the end of the period	$351,766	$405,897

Supplementary information
Cash paid during the period for interest	$318	$2,113
Cash paid during the period for income taxes	$14,705	$26,203
Property, plant and equipment acquired under capital lease obligation	$207	$488

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income, and adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact's GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact's management uses financial statements that do not include stock-based compensation expense, amortization of acquired intangibles at formation in 2004, expenses associated with the Company's March 2010 secondary offering and significant acquisition related expenses and amortization of acquired intangibles on such acquisitions, for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact's operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 "Compensation-Stock Compensation", Genpact's management believes that providing financial statements that do not include stock-based compensation allows investors to make additional comparisons between Genpact's operating results to those of other companies. In addition, Genpact's management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles, expenses of the secondary offering and significant acquisition related expenses and amortization of acquired intangibles on such acquisitions, allows investors to make additional comparisons between Genpact's operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company's inability to predict its future stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions, significant acquisition related expenses and expenses of the secondary offering, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company's reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue to be a significant recurring expense in Genpact's business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three months ended March 31, 2011 and 2012:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended March 31,
	2011	2012
Income from operations as per GAAP	$46,504	$60,431
Add: Amortization of acquired intangible assets resulting from Formation Accounting	2,514	1,877
Add: Amortization of acquired intangible assets relating to significant acquisitions	—	2,627
Add: Significant acquisition related expenses	880	—
Add: Stock based compensation	3,065	7,263
Add: Other income	205	310
Less: Equity-method investment activity, net	(133)	(13)
Less: Net income attributable to noncontrolling interest	(1,794)	(1,716)

Adjusted income from operations	$51,241	$70,779

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2011	2012
Net income as per GAAP	$36,119	$38,540
Add: Amortization of acquired intangible assets resulting from Formation Accounting	2,514	1,877
Add: Amortization of acquired intangible assets relating to significant acquisitions	—	2,627
Add: Stock based compensation	3,065	7,263
Add: Significant acquisition related expenses	880	—
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(696)	(467)
Less: Tax impact on amortization of acquired intangibles relating to significant acquisitions	—	(884)
Less: Tax impact on significant acquisition related expenses	(125)	—
Less: Tax impact on stock based compensation	(695)	(1,974)

Adjusted net income	$41,062	$46,982

Adjusted diluted earnings per share	$0.18	$0.21